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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Telik, Inc. for the registration of $100,000,000 of equity and/or debt securities and to the incorporation by reference therein of our report dated February 8, 2002, with respect to the financial statements of Telik, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Palo Alto, California
May 31, 2002